Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

LANVISION SYSTEMS, INC.

____________________________
Under Section 102 of the
General Corporation Law
____________________________

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

FIRST:    The name of the corporation is LanVision Systems, Inc. (the “Corporation”).

SECOND:    The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

FOURTH:    The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Thirty Million (30,000,000) shares, consisting of: (i) Twenty-Five Million (25,000,000) shares of Common Stock, par value $.01 per share (the “Common Stock”); and (ii) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), which Preferred Stock shall have such designations, powers, preferences and rights as may be authorized by the Board of Directors from time to time.

The Board of Directors is hereby authorized, subject to the provisions contained in this Article FOURTH, to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distribution of assets of the Corporation upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as hereinafter provided, and shall have such designations as may be stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is hereby expressly authorized and empowered to fix the number of shares constituting such series and to fix the designations and any of the preferences, powers or rights, and any qualifications, limitations or restrictions thereof, of the shares of the series so established to the fullest extent allowable by law except insofar as such designations, preferences, powers or rights are fixed herein. Such authorization in the Board of Directors shall expressly include the authority to fix and determine the designations, preferences, powers or rights of such shares, and any qualifications, limitations or restrictions thereof, in all respects including, without limitation, the following:

i)
the dividend rate upon the shares, whether dividends shall be cumulative or partially cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends upon the shares;

ii)	whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;

iii)	the amount payable upon shares in the event of dissolution, voluntary or involuntary liquidation or winding up of the affairs of the Corporation;

iv)	purchase, retirement or sinking fund provisions, if any, for the call, redemption or purchase of shares;

v)	the terms and conditions, if any, on which shares may be converted into Common Stock or any other securities; and

vi)	whether or not shares have voting rights, and the extent of such voting rights, if any.

COMMON STOCK

Section 1.    Voting Rights. The holders of shares of the Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to the rights of the Preferred Stock, if any.

Section 2.    Dividends. Subject to the prior and superior rights of the Preferred Stock, if any, dividends may be paid on the Common Stock as and when declared by the Board of Directors.

Section 3.    Liquidation Rights. Subject to the prior and superior rights of the Preferred Stock, if any, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to receive that portion of the remaining funds to be distributed in accordance with the provisions of this Certificate of Incorporation, as it may from time to time be amended or supplemented, including, without limitation, any supplement effected pursuant to a certificate of designations, setting forth such prior and superior rights. Such funds shall be paid to the holders of the Common Stock pro rata on the basis of the number of shares of the Common Stock held by each of them.

Section 4.    Merger, Consolidation, Sale of Assets. Subject to the prior and superior rights of the Preferred Stock, if any, in the event of any merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not survive, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity, or a merger or consolidation in which the Corporation shall be the surviving entity but the Common Stock shall be exchanged for stock, securities or property of another entity, the holders of the Common Stock shall be entitled to receive all cash, securities and other property received by the Corporation pro rata on the basis of the number of shares of the Common Stock held by each of them.

Section 5.    Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary in this Certificate of Incorporation, as it may from time to time be amended or supplemented, including, without limitation, any supplement effected pursuant to a certificate of designations, shall be vested in the Common Stock.

Section 6.    No Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

FIFTH:    The Corporation is to have perpetual existence.

SIXTH:    Notwithstanding anything to the contrary contained herein, the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the outstanding shares of the Common Stock entitled to vote upon the election of directors shall be required to effect: (i) an amendment to the Certificate of Incorporation of the Corporation; (ii) a merger or consolidation of the Corporation with or into another corporation, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity; or (iii) the removal of a member of the Board of Directors.

SEVENTH:    Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the corporation may be kept (subject to any provision of the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

EIGHTH:    (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3)     To the extent that a director or officer of the Corporation or a person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article EIGHTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)    Any indemnification under Sections (1) and (2) of this Article EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer of the Corporation or person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections (1) and (2) of this Article EIGHTH. Such determination shall be made (a) by a majority vote of the directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

(5)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

(6)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article EIGHTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(7)    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

(8)    For purposes of this Article EIGHTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers or persons serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article EIGHTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(9)    For purposes of this Article EIGHTH, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves service by, such director or officer with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article EIGHTH.

(10)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer or person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(11)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Corporation's obligation to advance expenses (including attorneys’ fees).

(12)    Should the indemnification provided for in this Article EIGHTH be determined by a court of law to be inoperative or non-effective for any reason or should the extent and scope of the indemnification provided by Section 145 of General Corporation Law on the date of this Certificate of Incorporation be expanded by amendment, modification or replacement, the Corporation shall be obligated to indemnify the persons covered under this Article EIGHTH to the fullest extent permitted by Section 145 of the General Corporation Law, as the same may be amended, modified or replaced. This Article EIGHTH is intended to give the persons covered hereunder the maximum indemnification permitted under the laws of the State of Delaware at the time any such person seeks indemnification hereunder.

NINTH:    A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, this Article shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the General Corporation Law, as the same exists or hereinafter may be amended or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

TENTH:    Subject to Article SIXTH hereof, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH:    The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
J. Brian Patsy	c/o LanVision, Inc. 10371 Techwoods Circle Cincinnati, OH 45242

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of February, 1996.

/s/ J. Brian Patsy
J. Brian Patsy

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of LanVision Systems, Inc. resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:
The name of the corporation is Streamline Health Solutions, Inc. (the “Corporation”).
SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
FIFTH: The Effective Date of this Amendment will be June 30, 2006.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 19th day of June, 2006.

By:    /s/ Paul W. Bridge, Jr.
Paul W. Bridge, Jr., Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STREAMLINE HEALTH SOLUTIONS, INC.

STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (the “Corporation”), does hereby certify that:
FIRST: The name of the Corporation is STREAMLINE HEALTH SOLUTIONS, INC.
SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 7, 1996.
THIRD: A Certificate of Amendment to the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 26, 2006.
FOURTH: The Certificate of Incorporation as previously amended is hereby further amended by deleting the first paragraph of Article Fourth in its entirety and replacing it with the following:
The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares, consisting of: (i) Forty-Five Million (45,000,000) shares of Common Stock, par value $.01 per share (the “Common Stock”); and (ii) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), which Preferred Stock shall have such designations, powers, preferences and rights as may be authorized by the Board of Directors from time to time.
FIFTH: The foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Sections 211, 222 and 242 of the General Corporation Law of the State of Delaware.
SIXTH: This Certificate of Amendment shall be deemed effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed this 19th day of August, 2014.

STREAMLINE HEALTH SOLUTIONS, INC.

By:    /s/ Jack W. Kennedy Jr.
Name: Jack W. Kennedy Jr.
Title: Senior Vice President, Chief Legal Counsel &
Corporate Secretary